Filed pursuant to Rule 424(b)(4)
Registration Number 333-191868

$70,000,000

Cambridge Capital Acquisition Corporation

7,000,000 Units

Cambridge Capital Acquisition Corporation is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify a target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50. Each warrant will become exercisable upon the completion of an initial business combination and will expire five years after the date of this prospectus, or earlier upon redemption.

If we are unable to consummate a business combination within 18 months from the closing of this offering, or 24 months from the closing of this offering if we have entered into a definitive agreement with a target business for a business combination within 18 months from the closing of this offering and such business combination has not yet been consummated within such 18-month period, we will redeem 100% of the public shares using the funds in the trust account described below.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 1,050,000 units (over and above the 7,000,000 units referred to above) solely to cover over-allotments, if any.

Our sponsors and EarlyBirdCapital (and/or their designees) have committed to purchase from us an aggregate of 427,500 units (392,500 units by our sponsors and 35,000 units by EarlyBirdCapital), or “private units,” at $10.00 per unit (for a total purchase price of $4,275,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in this offering is held in trust if the over-allotment option is exercised in full. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, shares of common stock or warrants. Our units will be listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CAMBU” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on Nasdaq under the symbols “CAMB” and “CAMBW,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.325	$9.675
Total	$70,000,000	$2,275,000	$67,725,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of the offering, $10.15 per unit sold to the public in this offering (or $10.10 if the over-allotment option has been exercised in full) will be deposited into a United States-based trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required time period.

The underwriters are offering the units on a firm commitment basis. EarlyBirdCapital, acting as the representative of the underwriters, expects to deliver the units to purchasers on or about December 23, 2013.

EarlyBirdCapital, Inc.
Sidoti & Company, LLC	Aegis Capital Corp	I-Bankers Securities, Inc.

December 17, 2013

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to Cambridge Capital Acquisition Corporation;

•	references in this prospectus to “insider shares” refer to the 2,012,500 shares of common stock currently held by our sponsors (as defined below), which include up to an aggregate of 262,500 shares of common stock subject to forfeiture by our sponsors to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•	references in this prospectus to “private units” refer to the units we are selling privately to our sponsors and EarlyBirdCapital (and/or their designees) upon consummation of this offering and references to “private shares” and “private warrants” refers to the shares of common stock and warrants included within the private units;

•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;

•	references in this prospectus to our “public shares” refer to shares of our common stock which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsors to the extent our sponsors purchase public shares, provided that their status as “public stockholders” shall exist only with respect to such public shares;

•	references in this prospectus to our “sponsors” refer to the holders of the insiders shares prior to the consummation of this offering; and

•	except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company formed under the laws of the State of Delaware on October 1, 2013. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any target business on which to concentrate our search for our initial business combination.

Our efforts to identify a target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We will have until 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering but have not completed the initial business combination within such 18-month period) to consummate our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account and then seek to dissolve and liquidate. In such event, our warrants will expire worthless. We expect the per share redemption price to be $10.15 per share of common stock (or $10.10 if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Private Placements

In October 2013, our sponsors purchased an aggregate of 2,012,500 shares of our common stock, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.01 per share. The insider shares held by our sponsors include an aggregate of up to 262,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our sponsors will collectively own 20.0% of our issued and outstanding shares after this offering (excluding the sale of the private units and assuming our sponsors do not purchase units in this offering). None of our sponsors has indicated any intention to purchase units in this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering. However, our sponsors have agreed (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any shares (including the insider shares) into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that the insider shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. Additionally, our sponsors have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (1) the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination with respect to 50% of the insider shares and (2) one year after the date of the consummation of our initial business combination with respect to the remaining 50% of the insider shares, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

In addition, our sponsors and EarlyBirdCapital (and/or their designees) have committed to purchase an aggregate of 427,500 private units at a price of $10.00 per unit ($4,275,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in this offering is held in trust if the over-allotment option is exercised in full. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a trust account in the United States at UBS Financial Services Inc. with Continental Stock Transfer & Trust Company, as trustee.

The private units are identical to the units sold in this offering except the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

Our executive offices are located at 525 South Flagler Drive, Suite 201, West Palm Beach, Florida 33401, and our telephone number is (561) 932-1600.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 15 of this prospectus.

Securities offered	7,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one warrant.

Listing of our securities and symbols	The units, and the shares of common stock and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “CAMBU,” “CAMB” and “CAMBW,” respectively.

Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Shares of common stock:

Number outstanding before this offering	2,012,500 shares[1]

Number to be outstanding after this offering and sale of private units	9,177,500 shares[2]

Warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering and sale of private units	7,427,500 warrants[2]

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price
$11.50. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Exercise period
The warrants will become exercisable upon the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the date of this prospectus, or earlier upon redemption.

Redemption
We may redeem the outstanding warrants (excluding the private warrants but including any outstanding warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital and its designees described under “Underwriting — Purchase Option”), in whole and not in part, at a price of $0.01 per warrant:

• at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption,

•  if, and only if, the last sales price of our shares of common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before we send the notice of redemption, and

[1]	This number includes an aggregate of 262,500 insider shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

[2]	Assumes the over-allotment option has not been exercised and an aggregate of 262,500 insider shares have been forfeited.

•  if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $17.50 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

Offering proceeds to be held in the trust account
$66,775,000 of the net proceeds of this offering (or $76,583,750 if the over-allotment option is exercised in full), plus the $4,275,000 (or $4,721,250 if the over-allotment option is exercised in full) we will receive from the sale of the private units, for an aggregate of $71,050,000 (or $81,305,000 if the over-allotment option is exercised in full) or $10.15 per unit sold to the public in this offering (or $10.10 if the over-allotment option is exercised in full), will be placed in a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The remaining $450,000, or $800,000 if the over-allotment option is exercised in full, of net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account (1) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (2) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $450,000, or $800,000 if the over-allotment option is exercised in full; provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account and interest earned on the funds held in the trust account available to us are insufficient, our sponsors, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the units (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•  repayment at the closing of this offering of a non-interest bearing loan in an aggregate amount of $100,000 made by Cambridge Capital LLC, an affiliate of Benjamin Gordon, our Chief Executive Officer;

• payment of $10,000 per month to Cambridge Capital LLC for office space and related services;

•  reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•  repayment of loans which may be made by our sponsors or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Stockholder approval of initial business combination
In connection with any proposed initial business combination, we will seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares into a pro rata portion of the funds held in the trust account, regardless of whether they vote for or against the proposed business combination. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our sponsors and our officers and directors have agreed (1) to vote any of their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination and (2) not to convert any shares (including the insider shares) in connection with a stockholder vote to approve a proposed initial business combination. None of our sponsors, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsors, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, sponsors and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion rights
At any meeting called to approve an initial business combination, any public stockholder voting either for or against such proposed business combination will be entitled to demand that his shares of common stock be converted for a pro rata portion of the amount then in the trust account (initially $10.15 per share, or $10.10 if the over-allotment option is exercised in full, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to

20% or more of the shares of common stock sold in this offering without our prior written consent. We believe this restriction will prevent an individual stockholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 20% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination
If we are unable to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for a business combination within 18 months from the closing of this offering but have not completed such business combination with the 18-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Holders of warrants will receive no proceeds in connection with the liquidation.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our executive officers have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but they may not be able to satisfy their indemnification obligations if they are required to do so. Furthermore, they will have no personal liability under this indemnity as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

The holders of the insider shares and private units will not participate in any redemption distribution with respect to their insider shares or private shares.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.15, or $10.10 if the over-allotment option is exercised in full. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than $10.15, or $10.10 if the over-allotment option is exercised in full.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	October 8, 2013
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(11,000)	$71,523,350
Total assets	123,250	71,523,350
Total liabilities	100,000	—
Value of common stock which may be converted for cash	—	66,523,349
Stockholders’ equity	23,250	5,000,001

(1)	Includes the $4,275,000 we will receive from the sale of the private units.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $71,050,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a newly formed blank check company in the development stage with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company in the development stage with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our shares. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of October 8, 2013, we had $89,000 in cash and cash equivalents and a working capital deficiency of $11,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 24 months before receiving distributions from the trust account.

We will have until 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering but have not completed the initial business combination within such 18-month period) to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 22,555,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option being issued to EarlyBirdCapital). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our shares of common stock.

We may incur significant indebtedness in order to consummate our initial business combination.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $450,000, or $800,000 if the over-allotment option is exercised in full, is anticipated to be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsors, officers or directors to operate or may be forced to liquidate. Our sponsors, officers and directors are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $10.15 (or $10.10 if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete an initial business combination within the required time period, our executive officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, they may not be able to meet such obligation. Therefore, the distribution from the trust account to each holder of shares of common stock may be less than $10.15 (or $10.10 if the over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our holders of shares of common stock at least $10.15 (or $10.10 if the over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have entered into a definitive agreement with a target business for a business combination within 18 months from the closing of this offering but the business combination has not been consummated within such 18-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares of common stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 18 or 24-month deadline, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public holders of common stock from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the public warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the public warrants will be fewer than it would have been had such holders exercised their warrants for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the private warrants and any other warrants that may be issued to our officers, directors, sponsors or their affiliates as described elsewhere in this prospectus may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders. Upon consummation of this offering, our sponsors will own approximately 5% of the outstanding warrants (assuming they do not purchase any units in this offering). Therefore, we would only need approval from holders of more than 45% of public warrants to amend the terms of the warrants.

Since we are not limited to a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company acquires 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor.

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

The shares beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to convert their insider shares, private shares or any other shares of common stock acquired in this offering or thereafter, or to receive distributions with respect to their insider shares or private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. Their private warrants and any other warrants they acquire will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet the minimum initial listing standards of Nasdaq on a pro forma basis, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, our securities may not continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 24 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

We will offer each public stockholder the option to vote in favor of the proposed business combination and still seek conversion of his, her or its shares.

In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our sponsors, officers or directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, public stockholders owning shares of common stock sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed business combination. This threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

Public stockholders that fail to vote either in favor of or against a proposed business combination will not be able to have his shares converted to cash.

In order for a public stockholder to have his shares converted to cash in connection with any proposed business combination, that public stockholder must vote either in favor of or against a proposed business combination. If a public stockholder fails to vote in favor of or against a proposed business combination, whether that stockholder abstains from the vote or simply does not vote, that stockholder would not be able to have his shares of common stock so converted to cash.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the shares of common stock sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our sponsors, officers or directors) the right to have his, her, or its shares of common stock converted into cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 20% of the shares of common stock sold in this offering. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 20% of the shares of common stock sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of common stock may not exceed the per-share conversion price.

We may require public stockholders who wish to convert their shares of common stock in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares of common stock into a share of the trust account. We may require public stockholders who wish to convert their shares of common stock in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If we require public stockholders who wish to convert their shares of common stock to comply with the delivery requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and unit purchase option, and the future dilution they represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that our target will want to be a public reporting company. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to being acquired by us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to being acquired by us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares of common stock, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or sponsors is required to provide any financing to us in connection with or after our initial business combination.

Our sponsors, including our officers and directors, will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering and sale of the private units, our sponsors, including our officers and directors, will collectively own approximately 23.3% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our sponsors, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or shares from persons in the open market or in private transactions. However, our sponsors, officers, directors or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our sponsors, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as the private shares and any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our sponsors, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsors will continue to exert control at least until the consummation of our initial business combination.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

If we determine to change our acquisition criteria or guidelines, many of the disclosures contained in this prospectus would be rendered irrelevant and you would be investing in our company without any basis on which to evaluate the potential target business we may acquire.

We could seek to deviate from the acquisition criteria or guidelines disclosed in this prospectus although we have no current intention to do so. For instance, as required by Nasdaq rules, we currently anticipate acquiring a target business that has a fair market value that is at least equal to 80% of the balance of the trust account at the time of the execution of a definitive agreement for a business combination. However, we could be delisted from Nasdaq and therefore no longer be required to meet this requirement. Furthermore, there are numerous agreements between us and third parties that could be amended between the parties without approval of public stockholders. In such event, many of the acquisition criteria and guidelines set forth in this prospectus would be rendered irrelevant. Accordingly, investors may be making an investment in our company without any basis on which to evaluate the potential target business we may acquire.

Our sponsors paid an aggregate of $25,000, or approximately $0.01 per share, for the insider shares and our sponsors and EarlyBirdCapital (and/or their designees) will pay $10.00 per unit for the private units, resulting in an aggregate average price of approximately $1.97 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our sponsors acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 80.9% or $8.09 per share (the difference between the pro forma net tangible book value per share $1.91, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 94.2% of the total amount paid to us for our outstanding securities after this offering but will only own 76.3% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of shares of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 7,000,000 shares of common stock as part of the units offered by this prospectus and the private warrants to purchase 427,500 shares of common stock. We will also issue a unit purchase option to purchase 420,000 units to the underwriters (and/or its designees) which, if exercised, will result in the issuance of an additional 420,000 warrants. We may also issue additional units (including warrants) to our officers, directors, sponsors or their affiliates upon conversion of promissory notes issued to such persons for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public stockholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Our sponsors are entitled to make a demand that we register the resale of the insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our sponsors, officers, directors or their affiliates are entitled to demand that we register the resale of the private units (and underlying securities) and any securities our sponsors, officers, directors or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may be invested by the trustee only in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the price of the shares of units include:

•	the history of other similarly structured blank check companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	securities exchange listing requirements;

•	market demand;

•	expected liquidity of our securities; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

The requirement that we complete our initial business combination within 18 or 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

We have 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for an initial business combination within 18 months from the closing of this offering but have not completed the business combination within such 18-month period) to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our officers, directors or sponsors. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

We may not be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business we are seeking to acquire.

We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value of such target business if our board of directors independently determines that the target business complies with the 80% threshold. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing such target business or businesses, and our board of directors may not properly value such target business or businesses.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares of common stock less attractive because we may rely on these provisions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only one-third of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete our initial business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Supply Chain Industry Risks

Business combinations with companies with operations in the supply chain industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the supply chain industry, we will be subject to, and possibly adversely affected by, the following risks:

•	increased costs or decreased availability of third-party providers of certain transportation services;

•	the negative impacts of catastrophic events;

•	competition and consolidation of the specific sector of the supply chain management industry within which the target business operates;

•	obtaining the necessary insurance coverage for the target business’ operations;

•	increased government regulations in the supply chain management industry, including with respect to, among other matters, increased anti-terrorism measures and handling of regulated waste, and the costs of compliance with such regulations; and

•	changes in demands for outsourcing supply chain management activities.

Any of the foregoing could have a negative adverse impact on our operations following a business combination.

However, our efforts in identifying prospective target businesses will not be limited to a particular industry. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete our initial business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	the potential liquidity and trading of our securities;

•	the lack of a market for our securities;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$70,000,000		$80,500,000
From private placement	4,275,000		4,721,250
Total gross proceeds	74,275,000		85,221,250
Offering expenses (1)
Underwriting discount (3.25% of gross proceeds from offering)	2,275,000		2,616,250
Legal fees	250,000		250,000
Nasdaq listing fee	70,000		70,000
Printing and engraving expenses	55,000		55,000
Accounting fees	30,000		30,000
FINRA filing fee	26,461		26,461
SEC registration fee	23,607		23,607
Miscellaneous expenses	44,932		44,932
Total offering expenses	2,775,000		3,116,250
Net proceeds
Held in the trust account	71,050,000		81,305,000
Not held in the trust account	450,000		800,000
Total net proceeds	$71,500,000		$82,105,000
Use of net proceeds not held in the trust account and amounts available from interest income earned on the trust account (3) (4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$50,000	(9.1%)	$325,000	(36.1%)
Due diligence of prospective target businesses by officers, directors and sponsors	25,000	(4.5%)	70,000	(7.8%)
Legal and accounting fees relating to SEC reporting obligations	35,000	(6.4%)	65,000	(7.2%)
Payment of administrative fee to Cambridge Capital LLC ($10,000 per month for up to 24 months)	240,000	(43.6%)	240,000	(26.7%)
Corporate and franchise taxes	100,000	(18.2%)	100,000	(11.1%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	100,000	(18.2%)	100,000	(11.1%)
Total	$550,000	(100.0%)	$900,000	(100.0%)

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we received from Cambridge Capital LLC described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)	No discounts or commissions will be paid with respect to the purchase of the private units.

(3)	The amount of proceeds not held in the trust account will equal $450,000, or $800,000 if the over-allotment is exercised in full. In addition, interest income earned on the amounts held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements. We estimate the interest earned on the trust account will be approximately $100,000 over a 24-month period assuming an interest rate of approximately 0.1% per year.

(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our sponsors and EarlyBirdCapital (and/or their designees) have committed that they and/or their designees will purchase the private units (for an aggregate purchase price of $4,275,000) from us on a private placement basis simultaneously with the consummation of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in this offering is held in trust if the over-allotment option is exercised in full. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$71,050,000, or $81,305,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units, will be placed in a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in United States government treasury bills, notes or bonds having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (1) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (2) interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Cambridge Capital LLC, an affiliate of Benjamin Gordon, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Cambridge Capital LLC for our benefit and is not intended to provide Mr. Gordon with compensation in lieu of a salary. We believe, based on rents and fees for similar services in West Palm Beach, Florida, that the fee charged by Cambridge Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s and consulting fees or other similar compensation) will be paid to our sponsors, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $450,000, or $800,000 if the over-allotment option is exercised in full. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for our initial business combination. We intend to use the after-tax interest earned for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsors, officers and directors in connection with activities on our behalf as described below.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital in an amount equal to 3.0% of the total gross proceeds raised in the offering upon consummation of our initial business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for the purpose of identifying a target business). To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

As of October 8, 2013, Cambridge Capital LLC loaned to us an aggregate of $100,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees and expenses. The loan is payable without interest on the earlier of (i) October 2, 2014, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for up to the next 24 months, assuming that our initial business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete our initial business combination, the loans will not be repaid.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period or (2) if that public stockholder elects to convert shares of common stock in connection with a stockholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsors’ ownership at 20.0% of our issued and outstanding shares of our common stock upon the consummation of this offering (excluding ownership of the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and included in the private units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash), by the number of outstanding shares of common stock.

At October 8, 2013, our net tangible book value was $(11,000), or approximately $(0.01) per share. After giving effect to the sale of 7,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private units, our pro forma net tangible book value at October 8, 2013 would have been $5,000,001 or $1.91 per share, representing an immediate increase in net tangible book value of $1.92 per share to the initial stockholders and an immediate dilution of 80.9% per share or $8.09 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $66,523,349 less than it otherwise would have been because if we effect a business combination, the ability of public stockholders (but not our sponsors) to exercise conversion rights may result in the conversion of up to 6,554,024 shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors and private sales	1.92
Pro forma net tangible book value after this offering		1.91
Dilution to new investors		$8.09
Percentage of dilution to new investors		80.9%

The following table sets forth information with respect to our sponsors and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Sponsors and Underwriters	2,177,500	(1)	23.7%	$4,300,000	5.8%	$1.97
New investors	7,000,000		76.3%	70,000,000	94.2%	$10.00
	9,177,500		100.0%	$74,300,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 262,500 insider shares have been forfeited as a result thereof. Includes 427,500 private shares issued simultaneously with the consummation of this offering.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(11,000)
Net proceeds from this offering and private placement of private units	71,500,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	34,250
Plus: Proceeds from sale of unit purchase option to underwriters	100
Less: Proceeds held in the trust account subject to conversion	(66,523,349)
$5,000,001
Denominator:
Shares of common stock outstanding prior to this offering	1,750,000 (1)
Shares of common stock to be sold in this offering	7,000,000
Shares of common stock to be sold in private placement	427,500
Less: Shares subject to conversion	(6,554,024)
2,623,476

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 262,500 insider shares have been forfeited as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at October 8, 2013 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	October 8, 2013
	Actual	As Adjusted (1)
Note payable to related party(2)	$100,000	$—
Common stock, $.0001 par value, -0- and 6,554,024 shares which are subject to possible conversion	—	66,523,349
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 40,000,000 shares authorized; 2,012,500 shares issued and outstanding, actual; 2,623,476 shares(3) issued and outstanding (excluding 6,554,024 shares subject to possible conversion), as adjusted	201	262
Additional paid-in capital	24,799	5,001,489
Deficit accumulated during the development stage	(1,750)	(1,750)
Total stockholders’ equity:	$23,250	$5,000,001
Total capitalization	$123,250	$71,523,350

(1)	Includes the $4,275,000 we will receive from the sale of the private units.

(2)	Note payable to related party is a promissory note issued in the aggregate amount of $100,000 to Cambridge Capital LLC. The note is non-interest bearing and is payable on the earliest to occur of (i) October 2, 2014, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with this offering.

(3)	Assumes the over-allotment option has not been exercised and an aggregate of 262,500 insider shares have been forfeited by our sponsors as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on October 1, 2013 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry.

We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional shares of common stock or preferred stock in our initial business combination:

•	may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at October 8, 2013, we had $89,000 in cash and cash equivalents and a working capital deficiency of $11,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and a loan from Cambridge Capital LLC in an aggregate amount of $100,000 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting discounts and commissions of $2,275,000 (or $2,616,250 if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $4,275,000, will be $71,500,000 (or $82,105,000 if the over-allotment option is exercised in full). $71,050,000 (or $81,305,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $450,000, or $800,000 if the over-allotment option is exercised in full, will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital in an amount equal to 3.0% of the total gross proceeds raised in the offering upon consummation of our initial business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for the purpose of identifying a target business). To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $450,000, or $800,000 if the over-allotment option is exercised in full, of net proceeds not held in the trust account, plus the interest earned on the trust account balance (net of income and other tax obligations) that may be released to us to fund our working capital requirements which we anticipate will be approximately $100,000, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$50,000, or $325,000 if the over-allotment option is exercised in full, of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•	$25,000, or $70,000 if the over-allotment option is exercised in full, of expenses for the due diligence and investigation of a target business by our officers, directors and sponsors;

•	$35,000, or $65,000 if the over-allotment option is exercised in full, of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	$240,000 for the payment of the administrative fee to Cambridge Capital LLC (of $10,000 per month for up to 24 months);

•	$100,000 for corporate and franchise taxes; and

•	$100,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of October 8, 2013, Cambridge Capital LLC, an affiliate of Benjamin Gordon, loaned an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan is payable without interest on the earlier of (i) October 2, 2014, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay Cambridge Capital LLC a monthly fee of $10,000 for general and administrative services.

Our sponsors and EarlyBirdCapital (and/or their designees) have committed that they and/or their designees will purchase an aggregate of 427,500 private units at $10.00 per private unit (for a total purchase price of $4,275,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in this offering is held in trust if the over-allotment option is exercised in full. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsors, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on October 1, 2013 formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry.

The Supply Chain Industry Overview and Trends

The supply chain industry involves companies that handle the flow of goods. It includes the movement and storage of raw materials, work-in-process inventory, and finished goods from point of origin to point of consumption. We believe the supply chain sector provides many opportunities for our company. First, it is a large market, with business logistics costs totaling $1.3 trillion according to the Council of Supply Chain Management Professionals (CSCMP). Second, it is growing, with third-party logistics revenues increasing at a rate of 10% annually from 1996 to 2012, according to Armstrong & Associates. Third, it is fragmented. For example, the top ten third-party logistics (3PL) providers generated just 9% of all industry revenue and the top ten trucking carriers accounted for 34% of all industry revenue, based on research from Armstrong & Associates and Wall Street equity research, respectively. And fourth, the industry includes large companies such as CH Robinson, Expeditors International, Landstar, FedEx, UPS, and others.

Our universe of potential acquisition targets in the supply chain industry includes, but is not limited to:

•	3PL
o	Subcontracted transportation services
o	Reverse logistics

•	3PL Software
o	Logistics planning
o	Warehouse solutions

•	4PL
o	Integrators managing logistic movements

•	Aviation
o	Cargo logistics services

•	Cold Chain Logistics
o	Cooler and freezer storage
o	Refrigerated transportation

•	Dedicated Contract Carriage
o	Dedicated truck operations
o	Fleet management

•	Distribution Logistics
o	Order processing
o	Transportation services

•	Domestic Transportation Management
o	Transportation brokerage
o	Expedited services
o	Sourcing

•	Electronics Reverse Logistics
o	IT asset disposition
o	Remarketing
o	Recycling

•	Environmental Services
o	Waste treatment and disposal
o	Environmental logistics

•	Intermodal
o	Container ship
o	Railroad
o	Cartage

•	International Transportation Management
o	Air freight forwarding
o	Ocean freight forwarding
o	Customs brokerage

•	Ocean and Coastal Transportation
o	Vessel transportation services
o	Container and bulk logistics

•	Railroads
o	Container and bulk logistics

•	Supply Chain Technology
o	RFID and GPS
o	Speech recognition
o	Remote tracking and management

•	Trade Consulting
o	Duty draw back and tax recovery
o	Import/export trade management
o	Trade compliance

•	Truckload
o	Long-haul services
o	Regional and interregional services

•	Value-added Warehousing and Distribution
o	Warehouse management
o	Contract assembly and manufacturing
o	Reverse logistics

Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. While these will be used in evaluating business combination opportunities, we may decide to enter into a business combination with a target business or businesses that do not meet all of the proposed criteria and guidelines.

Target profile characteristics include:

•	Privately-held, family owned;

•	Target seeking to become public;

•	Limited capital expenditure requirements;

•	Strong organic and M&A driven growth potential; and

•	Interest in retaining equity to build and grow the company.

Competitive Strengths

We believe our competitive strengths to be the following:

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Financial Position

With funds held in trust available for our initial business combination initially in the amount of $71,050,000 (or approximately $81,305,000 if the over-allotment option is exercised in full), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing cash for stock, and providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and it may not be available to us.

Management Operating and Investing Experience

Our executive officers have significant experience in the supply chain industry. Benjamin Gordon, our chief executive officer, has approximately 20 years experience in the supply chain industry and is the founder and chief executive officer of BG Strategic Advisors (“BGSA”) and Cambridge Capital LLC. Mitchell Gordon, our president, chief financial officer and director, is a tenured member of the supply chain industry. He has served as executive vice president and chief financial officer and member of the Office of the President of Interpool, Inc. (Interpool), one of the world’s largest marine container and chassis leasing companies. In addition, he was a founder of Atlas Capital, a private equity firm focused on acquiring transportation companies. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities in our target industry.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our capital stock, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we may not be able to locate a target business, and we may not be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s pre-existing fiduciary duties and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis (other than EarlyBirdCapital as described in this prospectus), we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our sponsors or members of our management team or special advisors or our or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsors. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to our management team’s pre-existing fiduciary duties and the limitation that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Furthermore, we do not have any specific requirements with respect to the value of a prospective target business as compared to our net assets or the funds held in the trust account. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	brand recognition and potential;

•	return on equity or invested capital;

•	market capitalization or enterprise value;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	existing distribution and potential for expansion;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Our management may not consider any of the above criteria in evaluating a prospective target business.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder Approval of Business Combination

In connection with any proposed business combination, we will seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders (but not our sponsors, officers or directors) may seek to convert their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account (net of taxes payable), subject to the limitations described herein.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a definitive agreement for a business combination within 18 months from the closing of this offering but have not consummated the business combination with such 18-month period) in order to be able to receive a pro rata share of the trust account.

Our sponsors and our officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination and (2) not to convert any shares of common stock in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity.

None of our officers, directors, sponsors or their affiliates has indicated any intention to purchase units or shares of common stock in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, sponsors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, sponsors and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any meeting called to approve an initial business combination, any public stockholder, whether voting for or against such proposed business combination, will be entitled to demand that his shares of common stock be converted for a full pro rata portion of the amount then in the trust account (initially $10.15, or $10.10 if the over-allotment option is exercised in full, per share, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 20% or more of the shares of common stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 20% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

Our sponsors, including our officers and directors, will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders who wish to convert, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to convert his shares is irrevocable once the business combination is approved.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share of common stock delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

If we do not complete a business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if we have entered into a definitive agreement for a business combination within 18 months from the closing of this offering but the business combination has not been completed within such 18-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the trust account, divided by the number of then outstanding public shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th or 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our executive officers have agreed that they will be jointly and severally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, they may not be able to satisfy their indemnification obligations if they are required to so as we have not required them to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Additionally the agreement entered into by our executive officers specifically provides that they will have no personal liability as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Moreover, they will not be personally liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.15 (or $10.10 if the over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our sponsors have waived their rights to participate in any liquidation distribution with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that will be released to us to fund our working capital requirements. If such funds are insufficient, our executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us upon an amendment to our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.15 per share (or $10.10 if the over-allotment option is exercised in full).

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 18 or 24 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. Our sponsors have agreed to waive any conversion rights with respect to any insider shares, private units and any public shares they may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, subject to the limitations described herein;

•	we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•	if our initial business combination is not consummated within 18 (or 24) months of the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public holders of shares of common stock;

•	upon the consummation of this offering, $71,050,000, or $81,305,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•	prior to our initial business combination, we may not issue (i) any shares of common stock or any securities convertible into common stock, or (ii) any securities that participate in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering on our initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of our initial business combination may delay the completion of a transaction;

•	our obligation to convert shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination;

•	our outstanding warrants and unit purchase options, and the potential future dilution they represent;

•	our obligation to pay the fee to EarlyBirdCapital for acting as an investment banker in connection with our initial business combination;

•	our obligation to either repay or issue private units upon conversion of up to $500,000 of working capital loans that may be made to us by our sponsors, officers, directors or their affiliates;

•	our obligation to register the resale of the insider shares, as well as the private units (and underlying securities) and any securities issued to our sponsors, officers, directors or their affiliates upon conversion of working capital loans; and

•	the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 525 South Flagler Drive, Suite 201, West Palm Beach, Florida 33401. The cost for this space is included in the $10,000 per-month fee Cambridge Capital LLC, an affiliate of Benjamin Gordon, will charge us for general and administrative services commencing upon the date of this prospectus pursuant to a letter agreement between us and Cambridge Capital LLC. We believe, based on rents and fees for similar services in West Palm Beach, Florida, that the fee charged by Cambridge Capital LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS. A particular target business identified by us as a potential acquisition candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control procedures audited for the fiscal year ending December 31, 2014. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in the JOBS Act and will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$71,050,000 of the net offering proceeds and proceeds from the sale of the private units will be deposited into a trust account in the United States at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$60,952,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $71,050,000 of net offering proceeds and proceeds from the sale of the private units held in the trust account will only be invested in United States government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of the Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business
The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.
No trading of the shares of common stock would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. We will send each stockholder a proxy statement containing information required by the SEC. Under Delaware law and our bylaws, we must provide at least 10 days advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash or to remain an investor in our company.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering

Business combination deadline
Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if the extension criteria described elsewhere is satisfied), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors

Interest earned on the funds in the trust account
There can be released to us, from time to time, any interest earned on the funds in the trust account (1) that we may need to pay our tax obligations and (2) any remaining interest that we need for our working capital requirements.

All interest earned on the funds in the trust account will be held in the trust account for the benefit of public stockholders until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

Release of funds
Except for (1) interest earned on the funds in the trust account that we may need to pay our tax obligations and (2) any remaining interest that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of our initial business combination or the failure to effect our initial business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Benjamin Gordon	40	Chief Executive Officer, Secretary, Treasurer and Director
Mitchell Gordon	56	President, Chief Financial Officer and Director
Michael Durham	62	Director
Nathan Gantcher	73	Director
Scott Laurans	66	Director

Benjamin Gordon has served as our chief executive officer and a member of our board of directors since our inception and as our secretary and treasurer as of October 2013. Mr. Gordon founded BG Strategic Advisors in 2002 and has served as its managing director since. BGSA is a leading investment bank in the supply chain industry. Clients include firms in trucking, warehousing, logistics, freight forwarding, truck brokerage, distribution, and other supply chain segments. Mr. Gordon has also been the chief executive officer of Cambridge Capital LLC since its founding in 2009. Cambridge Capital is the merchant banking investment partner of BGSA. In 1999, Mr. Gordon founded and ran 3PLex, a web-based transportation management systems company that was sold to Maersk in 2002. From 1995 to 1998, Mr. Gordon led strategic projects in transportation and technology at Mercer Management Consulting, where he developed one of the first e-marketplace strategies for a logistics client.

Mr. Gordon is a recognized expert on the supply chain sector, and has been quoted extensively by national media including CNBC, The New York Times, Business Week, ABC, Lehrer News Hour, Journal of Commerce, Transport Topics, Supply Chain Management Quarterly, and Traffic World. Mr. Gordon has been a featured speaker at the Council of Supply Chain Management Professionals (CSCMP), NASSTRAC, the Transportation Intermediaries Association (TIA), AMB, the International Warehousing and Logistics Association (IWLA), and other industry events. Mr. Gordon is also an active civic leader, serving as a board member of the Palm Beach United Way, the Palm Beach Federation, the Joint Distribution Committee, and other community organizations. Mr. Gordon also serves as chairman of the Young Presidents Organization (YPO) of Palm Beach.

Mr. Gordon received a Masters in Business Administration from Harvard Business School and a Bachelor of Arts degree from Yale College.

We believe Mr. Gordon is well-qualified to serve as a member of the board due to his operational, investing and advisory experience in the supply chain industry, as well as his business contacts.

Mitchell Gordon has served as our president and chief financial officer and a member of our board of directors since November 2013. Mr. Gordon has served as a partner of BGSA and Cambridge Capital LLC since November 2013. From 2003 to November 2013, Mr. Gordon was the president of Morpheus Capital Advisors, an investment firm serving middle market and growth companies. From 2000 to 2003, Mr. Gordon served as executive vice president and chief financial officer and member of the Office of the President of Interpool, one of the world’s largest marine container and chassis leasing companies which was listed on the NYSE. Before joining Interpool, he was the founder and president of Atlas Capital, a private equity firm focused on acquiring transportation companies, from 1998 to 2000. Prior to that, he served as co-head of the Transportation Investment Banking Group at Salomon Smith Barney (now Citi Investment Banking) and head of the Transportation and Automotive Investment Banking Groups at Furman Selz. Mr. Gordon serves on the board of directors of Mesa Air Group, Inc. and has served on the public company board of Indigo Aviation AB, a leading aircraft leasing company and on the board of Almedica Corporation, a health care logistics company. He also served on the global advisory board of Nedship Bank, NV, a Rotterdam-based bank focused on the shipping, logistics and energy sectors. He is a board member of the Best-Shot Foundation and is chairman of the Hunter College (CUNY) neighborhood Advisory Committee. He is a co-founder and past president of the Olin Club of New York.

Mr. Gordon received a Masters in Business Administration from Harvard Business School and a Bachelor of Science in Business Administration from Washington University’s Olin School of Business.

Mitchell Gordon and Benjamin Gordon are not related.

We believe that Mr. Gordon is well-qualified to serve as a member of the board due to his operational, investing and advisory experience in the supply chain industry as well as his industry contacts and management expertise.

Michael J. Durham has served as a member of the board since November 2013. Mr. Durham is currently a director of Hertz Global Holdings, Inc. and its primary subsidiary, The Hertz Corporation. Hertz Global Holdings, Inc. is principally engaged in the global car rental industry and in the equipment rental industry through The Hertz Corporation. Previously, Mr. Durham served as director, president and chief executive officer of Sabre, Inc. (“Sabre”), then a NYSE-listed company providing information technology services to the travel industry, from October 1996, the date of Sabre’s initial public offering, to October 1999. From March 1995 to July 1996, when Sabre was a subsidiary of AMR Corporation, he served as Sabre’s president. Prior to joining Sabre, Mr. Durham spent approximately 16 years with American Airlines, serving as the senior vice president and treasurer of AMR Corporation and senior vice president of finance and chief financial officer of American Airlines from October 1989 until he assumed the position of president of Sabre in March 1995. From its formation in 2000 until 2012, Mr. Durham had been the president of Cognizant Associates, Inc., an independent consulting company he formed. During this time, Mr. Durham also served on the boards of directors of numerous private and publicly listed companies, including Asbury Automotive Group, Inc. (where for part of his tenure he served as the non-executive chairman of the board), Acxiom Corporation (where he was also non-executive chair for part of his tenure), NWA Corp. (the parent company of Northwest Airlines) and AGL Resources, Inc. Mr. Durham has also served on the board of directors of Bombardier, Inc., a publicly-traded Canadian corporation.

Mr. Durham received a Bachelor of Arts degree from The University of Rochester in 1973 and a Masters of Business Administration from Cornell University in 1977.

We believe Mr. Durham is well-qualified to serve as a member of our board due to his extensive business experience, including his service as chief executive officer and chief financial officer of large multinational public companies, and from his serving in leadership roles on numerous public and private company boards.

Nathan Gantcher has served as a member of the board since November 2013. Mr. Gantcher is the managing member of EXOP Capital LLC, an investment firm he founded in 2005. From 2004 to 2006, Mr. Gantcher served as a member of the board of directors of Refco, Inc. and a member of the board of directors of Neuberger Berman, a NYSE-listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as member of the board of directors of Mack-Cali Realty Corporation and is a member of its audit committee, nominating and corporate governance committee and executive committee. Previously, Mr. Gantcher served as a member of the board of directors of NDS Group Ltd. from 2004 to February 2009, and was a member of the compensation committee and the audit committee of the board of directors of NDS Group Ltd. Mr. Gantcher also served as a member of the board of directors of Centerline Holding Company from 2003 to 2008, and as a member of its nominating and governance, compensation and capital markets committees. Mr. Gantcher also served as a member of the board of directors of Liberty Acquisition Holdings Corp., a blank check company that completed a business combination with Promotora de Informaciones, S.A. in November 2010, and as a member of its audit, compensation and governance, and nominating committees.

Mr. Gantcher currently serves as chairman of the board of trustees of Evermore Funds Trust and as chairman of its nominating and governance committee, and as a member of its audit and valuation committees. He previously served as chairman of the board of trustees of Tufts University and as a member of the Council of Foreign Relations and currently serves on the board of trustees of Montefiore Medical Center.

Mr. Gantcher received his Bachelor of Arts in economics and biology from Tufts University and his Masters in Business Administration from the Columbia Business School.

We believe Mr. Gantcher is well-qualified to serve as a member of our board due to his extensive experience as a director with several public companies and his investment banking, management, and financial expertise, as well as his experience with blank check companies like our company.

Scott Laurans has served as a member of the board since November 2013. Mr. Laurans has served as a managing director in the Rhode Island and Florida offices of The Bank of New York Mellon, a leading investment management and investment services company, since 2005. He has also been affiliated with the Lifespan Health System, Rhode Island’s first health system, since its establishment in 1994, serving as chair of the finance committee, and most recently becoming its chairman of the board in December 2011. From 1991 to 2005, he was a managing director and partner of The Providence Group Investment Advisory Company of Providence, Rhode Island, which was sold to The Bank of New York Mellon in 2005. From 1988 to 1991, he served as president of the New England division of Wetterau of St. Louis. From 1971 to 1988, he held various positions eventually becoming president, chief executive officer and owner of Roger Williams Foods of Providence, Rhode Island, a full-line distributor of food products to the retail and wholesale food industry throughout New England, which was sold to Wetterau of St. Louis. Mr. Laurans has served as a director or advisor for a number of companies including Giant Food, Inc. (formerly an American Stock Exchange-listed company) and C&S Wholesale Grocery Company.

Mr. Laurans received a Bachelor of Arts in economics from the University of Pennsylvania.

We believe Mr. Laurans is well-qualified to serve as a member of our board due to his extensive operational and public company experience, as well as his industry contacts.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Nathan Gantcher, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Michael Durham and Mitchell Gordon, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Scott Laurans and Benjamin Gordon, will expire at our third annual meeting of stockholders.

Special Advisors

We may seek guidance and advice from the following special advisors. We have no formal arrangement or agreement with these advisors to provide services to us and they have no fiduciary obligation to present business opportunities to us. These special advisors will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe with their business background and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.

Herb Shear is principal owner and chairman of GENCO Supply Chain Solutions, North America’s 2nd largest and a Top 50 Global third-party logistics provider based in Pittsburgh, Pennsylvania. Joining GENCO in 1971, Mr. Shear became the family’s third generation involved in the logistics business. Mr. Shear successfully transformed the company by pioneering supply chain processes, which focused on optimizing the value of customer assets. In the early 1990’s he founded the centralized returns process, known today as reverse logistics, through partnership and collaboration with leading retail and manufacturing companies. GENCO’s proprietary reverse logistics software combined with innovative product liquidation solutions is now utilized by many companies to generate revenue from their returned and overstocked inventory. Mr. Shear is a past recipient of the Council of Supply Chain Management Professionals’ Distinguished Service Award, the association’s highest honor to an individual who has made significant, career-long contributions to the supply chain management and logistics professions. He is an active member of the Young Presidents Organization, World Presidents Organization, Council of Supply Chain Management Professionals and the Warehouse

Education and Research Council. He also sits on the board of the University of Pittsburgh and the board of visitors of the Katz School and the Pharmacy School at the University of Pittsburgh.

Sidney R. Brown is the chief executive officer of NFI Industries, Inc., a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. He is chairman of Sun National Bank, a Nasdaq-listed national bank operating in New Jersey, Delaware and Pennsylvania. He is also a director of J&J Snack Foods Corp., a Nasdaq-listed manufacturer of nutritional snack foods and distributor of frozen beverages which it markets nationally to the food service and retail supermarket industries. Mr. Brown has management experience in running a private company and experience in executing strategic acquisitions. He has broad experience in freight transportation. He also has a strong background in sales, marketing and finance. He began his career working for Morgan Stanley in New York City as financial analyst in the corporate finance department of the investment bank.

Bob Hammel is the chairman and chief executive officer of Keystone Dedicated Logistics (KDL), a non-asset based freight management company. In 2004, Mr. Hammel became chairman and chief operating officer of KDL, which was originally co-founded in 1999 as a wholly owned subsidiary of Pitt Ohio Express. In 2003, KDL was spun off and today is a stand-alone organization. In 1979, Mr. Hammel, along with his two brothers, founded Pitt Ohio Express, a regional less-than-truckload (LTL) company operating in the Mid-Atlantic and Ohio regions. Over the next 24 years, he worked in developing this start-up into one of the Top 100 carriers in the country as ranked by Transport Topics. Prior to this, Mr. Hammel was a vice president at large with the American Trucking Association (ATA) serving on the Nominating Committee among others. Additionally, Mr. Hammel has been involved with various professional associations. In 1998, Mr. Hammel was named the Logistics Person of the Year by the Robert H. Smith School of Business at the University of Maryland, his alma mater.

Gene Tyndall is executive vice president, Global Supply Chain Solutions and Marketing, for Tompkins International, Inc., a leading provider of growth and business strategy, global supply chain services, distribution operations consulting, information technology implementation and material handling integration. He was formerly president of Supply Chain Executive Advisors, president of Ryder Global Supply Chain Solutions, and senior partner/leader of the Ernst & Young Global Supply Chain Management Consulting Practice. He has co-authored four books (including “Supercharging Supply Chains: Increasing Shareholder Value”), authored dozens of articles and is frequently quoted in business and industry media, including SCDigest, where he is an associate editor. He is a frequent seminar/conference chairperson, speaker, moderator, and panelist around the world. He was elected “Global Logistics Person of the Year” in 2007, and was honored as “Innovator of the Year” by Information Management in 2001.

David Brodsky has been a private investor for the past ten years and served as a director of Southern Union Company, a NYSE-listed company, from October 2002 to March 2012. Mr. Brodsky has also served as a director of Harris Interactive Inc. since November 2001. He previously served as a director of Total Research Corporation, which merged with Harris Interactive, from June 1998 through November 2001 and as chairman from July 1998 to November 2001.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Cambridge Capital LLC, an affiliate of Benjamin Gordon, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Gordon compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our sponsors, members of our management team, special advisors or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Currently Michael Durham, Nathan Gantcher and Scott Laurans would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Michael Durham, Nathan Gantcher and Scott Laurans, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	discussing planned audit strategy with the independent auditor;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Michael Durham qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Michael Durham, Nathan Gantcher and Scott Laurans, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Other Board Committees

Our board of directors intends to establish a compensation committee upon completion of our initial business combination, or such earlier time as our board of directors may determine or as required by Nasdaq listing standards. At that time our board of directors expects to adopt a charter for such committee. Prior to such time, we do not intend to establish such committee. Accordingly, there will not be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. We do not believe a compensation committee is necessary prior to a business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our business combination other than as disclosed in this prospectus.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	As described below, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Certain of our officers and directors are now, and all may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Unless we consummate our initial business combination, our officers, directors and sponsors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital.

•	The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their insider shares or private shares. Furthermore, our sponsors have agreed that the private units (and underlying securities) will not be sold or transferred by them until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial business combination with.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Cambridge Capital Acquisition Corporation
BG Strategic Advisors	Benjamin Gordon
Mr. Gordon is managing director of BGSA. BGSA is a leading investment bank in the supply chain industry. Mr. Gordon will be required to present all business opportunities which are suitable for BGSA to BGSA prior to presenting them to us. However, BGSA primarily focuses on representing shareholders who seek to sell their company. As a result, we do not believe this pre-existing relationship will negatively impact our ability to locate a target business.

Cambridge Capital LLC	Benjamin Gordon Mitchell Gordon
Benjamin Gordon is the chief executive officer of Cambridge Capital LLC and Mitchell Gordon is a partner. Cambridge Capital LLC is the merchant banking investment partner of BGSA. Cambridge Capital LLC regularly receives proposals to acquire companies in its operations. However, Cambridge Capital LLC typically buys majority stakes in companies with less than $20 million in profitability, whereas we will seek to acquire companies that tend to generate significantly greater profitability. Furthermore, each of Messrs. Gordon has agreed to present all suitable opportunities for business combinations to us prior to presenting them to Cambridge Capital LLC. Accordingly, we believe this conflict will not limit our ability to consummate an initial business combination.

Hertz Global Holdings, Inc. and The Hertz Corporation	Michael Durham
Mr. Durham will be required to present all business opportunities which are suitable for Hertz Global Holdings, Inc. and The Hertz Corporation to such entities prior to presenting them to us. Hertz Global Holdings, Inc. is principally engaged in the global car rental industry and in the equipment rental industry through its primary subsidiary, The Hertz Corporation.

EXOP Capital LLC	Nathan Gantcher	Mr. Gantcher will be required to present all business opportunities which are suitable for EXOP Capital LLC to EXOP Capital LLC prior to presenting them to us. EXOP Capital LLC is an investment firm.

Mack-Cali Realty Corporation	Nathan Gantcher
Mr. Gantcher will be required to present all business opportunities which are suitable for Mack-Cali Realty Corporation to Mack-Cali Realty Corporation prior to presenting them to us. Mack-Cali Realty Corporation is a real estate investment trust.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Cambridge Capital Acquisition Corporation
Bank of New York Mellon	Scott Laurans
Mr. Laurans will be required to present all business opportunities which are suitable for Bank of New York Mellon to Bank of New York Mellon prior to presenting them to us. Bank of New York Mellon is a leading investment management and investment services company.

Lifespan Health System	Scott Laurans
Mr. Laurans will be required to present all business opportunities which are suitable for Lifespan Health System to Lifespan Health System prior to presenting them to us. Lifespan Health System is Rhode Island’s first health system.

Notwithstanding the foregoing, BGSA, as a leading investment bank in the supply chain, regularly develops, pursues or is presented with business combination opportunities for or on behalf of its clients. BGSA cannot commit to make any of these opportunities available to us and will retain total discretion as to whether to present any of these opportunities to us for consideration as a target for an initial business combination. In most cases, BGSA will become aware of these opportunities in its capacity as a financial advisor for a particular client or in its capacity as a fiduciary or a manager for an investment vehicle or an investment account, in all of which cases BGSA will be obligated by a contractual or fiduciary obligation to pursue such opportunities for such entities. In other cases where BGSA is presented with opportunities during the course of conducting its activities as a diversified financial services firm (and not as a principal for its own account), BGSA will exercise its sole discretion as to whether to present such opportunity to its clients or us. Neither BGSA nor members of our management who are also partners of or employed by BGSA have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as officers or directors of the company.

Our sponsors, as well as all of our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their insider shares and private shares. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares in connection with the consummation of our initial business combination or an amendment to our amended and restated certificate of incorporation relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or sponsors, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our sponsors, members of our management team, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, such indemnification will not extend to any claims our executive officers may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of outstanding warrants as such warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering (2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of common stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of common stock
Benjamin Gordon	0	(3)	0.0%	52,500	(3)	*
Jonathan Morris	1,572,500	(4)	78.1%	1,315,000	(4)	14.3%
Mitchell Gordon	60,000	(5)	3.0%	85,000	(5)	*
Michael Durham	40,000		2.0%	60,000		*
Nathan Gantcher	60,000	(6)	3.0%	100,000	(6)	1.0%
Scott Laurans	60,000		3.0%	100,000		1.0%
All directors and executive officers as a group (5 individuals)	220,000		10.9%	397,500		4.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 525 South Flagler Drive, Suite 201, West Palm Beach, Florida 33401.

(2)	Includes the 427,500 private units to be purchased by the sponsors and EarlyBirdCapital and/or their designees simultaneously with the consummation of this offering. Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 262,500 shares of common stock held by our sponsors.

(3)	Represents shares held by Cambridge Capital LLC, an affiliate of Mr. Gordon. Does not include shares held by the Gordon Family 2007 Trust, a trust established for the benefit of Mr. Gordon’s family. Also does not include shares of common stock he may receive in the event that Mitchell Gordon’s shares do not vest as described in footnote 5 below, as well as shares that he may receive in the event that Ramon Suazo’s shares do not vest under similar terms as Mitchell Gordon’s shares.

(4)	Includes 1,567,500 shares held by the Gordon Family 2007 Trust prior to the offering and 1,305,000 shares held by the Gordon Family 2007 Trust after the offering. Mr. Morris is the trustee of the Gordon Family 2007 Trust and exercises voting and dispositive power over the shares held by such entity.

(5)	Includes 60,000 shares, 1/2 of which shall vest upon consummation of a business combination and 1/2 of which shall vest after the shares are released from escrow and are no longer subject to any restrictions on transferability imposed in connection with our initial business combination, provided Mr. Gordon is still an employee of our company, Cambridge Capital LLC and BGSA. If Mitchell Gordon is no longer employed by our company, Cambridge Capital LLC or BGSA at such times, shares unvested shall revert to Cambridge Capital LLC.

(6)	Represents shares held by Gantcher Family Limited Partnership. Mr. Gantcher is the managing member of Gantcher Family Partners, LLC, which is the general partner of Gantcher Family Limited Partnership.

Immediately after this offering, our sponsors will beneficially own approximately 23.3% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus). None of our sponsors, officers and directors has indicated to us that it or he intends to purchase our units in the offering. Because of the ownership block held by our sponsors, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 262,500 insider shares will be forfeited. Only a number of shares necessary to maintain our sponsors’ collective 20% ownership interest (excluding the private units) in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until (1) the earlier of one year after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination with respect to 50% of the insider shares and (2) one year after the date of the consummation of our initial business combination with respect to the remaining 50% of the insider shares, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 262,500 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) amongst themselves, to our officers, directors and employees, to a holder’s affiliates or its members upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities, (6) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased or (7) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the insider shares.

Our sponsors and EarlyBirdCapital (and/or their designees) have committed that they and/or their designees will purchase the private units (for an aggregate purchase price of $4,275,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share sold to the public in this offering is held in trust if the over-allotment option is exercised in full. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except the private warrants will be non-redeemable and may be exercised on a cashless basis so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, (D) not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination and (E) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

In order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors, special advisors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Benjamin Gordon and the Gordon Family 2007 Trust are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In October 2013, we issued 2,012,500 shares of common stock to our sponsors for $25,000 in cash, at a purchase price of approximately $0.01 share, in connection with our organization, as follows:

Name	Number of Shares	Relationship to Us
Gordon Family 2007 Trust	1,610,000	Affiliate of Chief Executive Officer
Cambridge Capital LLC	402,500	Affiliate of Chief Executive Officer

In November 2013, Cambridge Capital LLC and the Gordon Family 2007 Trust transferred an aggregate of 445,000 insider shares to the individuals and entities as set forth below at the same purchase price originally paid for such shares by Cambridge Capital LLC and the Gordon Family 2007 Trust:

Name	Number of Shares	Relationship to Us
Mitchell Gordon	60,000	President, Chief Financial Officer and Director
Michael Durham	40,000	Director
Nathan Gantcher	60,000	Director
Scott Laurans	60,000	Director
Sidney Brown	10,000	Special Advisor
David Brodsky	25,000	Special Advisor
Herb Shear	25,000	Special Advisor
Bob Hammel	50,000	Special Advisor
Jonathan Morris	5,000	Stockholder and Trustee of the Gordon Family 2007 Trust
Elliott Brodsky	10,000	Stockholder
Alex Sagan	10,000	Stockholder
Ramon Suazo	15,000	Stockholder
Raymond Avon Ventures, LLC	25,000	Stockholder
Jonathan Meeks	50,000	Stockholder

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsors will forfeit up to an aggregate of 262,500 insider shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we will record the forfeited shares as treasury stock and simultaneously retire the shares. Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsors’ ownership at a percentage of the number of shares of common stock to be sold in this offering. An increase in offering size of up to 20% could result in the per-share conversion or liquidation price decreasing by as much as $0.07.

Our sponsors and EarlyBirdCapital (and/or their designees) have committed that they and/or their designees will purchase, pursuant to written subscription agreements with us and Graubard Miller, as escrow agent, the 427,500 private units (392,500 units by our sponsors and 35,000 units by EarlyBirdCapital), for a total purchase price of $4,275,000, from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsors and EarlyBirdCapital have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 44,625 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share sold to the public in this offering is held in trust if the over-allotment option is exercised in full. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units has been delivered to Graubard Miller, our counsel in connection with this offering, who is also acting solely as escrow agent in connection with the private sale of private units, to hold in an interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering or the over-allotment option, as the case may be. The private units are identical to the units sold in this offering except the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any private shares into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, (D) not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination and (E) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

In order to meet our working capital needs following the consummation of this offering, our sponsors, officers and directors, special advisors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Our stockholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any securities our sponsors, officers, directors, special advisors or their respective affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of October 8, 2013, Cambridge Capital LLC, an affiliate of Benjamin Gordon, loaned to us an aggregate of $100,000 to cover expenses related to this offering. The loan is payable without interest on the earlier of (i) October 2, 2014, (ii) the date on which we consummate our initial public offering or (iii) the date on which we determine to not proceed with our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account.

Cambridge Capital LLC has agreed that, commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay Cambridge Capital LLC $10,000 per month for these services. Mr. Gordon is the majority holder of Cambridge Capital LLC. Accordingly, Mr. Gordon will benefit from the transaction to the extent of his interest in Cambridge Capital LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Gordon compensation in lieu of a salary. We believe, based on rents and fees for similar services in West Palm Beach, Florida, that the fee charged by Cambridge Capital LLC is at least as favorable as we could have obtained from an unaffiliated person.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our sponsors, officers, directors, special advisors or their respective affiliates, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our sponsors, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our sponsors, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation currently authorizes the issuance of 40,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 2,012,500 shares of common stock are outstanding, held by 15 stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our sponsors, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares and the private shares, and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 18 months from the closing of this offering (or 24 months from the closing of this offering if the extension criteria described elsewhere in this prospectus is met), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsors have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Warrants

No warrants are currently outstanding. Each public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants but including any warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital), in whole and not in part, at a price of $0.01 per warrant,

•	at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $17.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to EarlyBirdCapital an option to purchase up to a total of 420,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,177,500 shares of common stock outstanding, or 10,534,625 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 7,000,000 shares of common stock sold in this offering, or 8,050,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares then outstanding, which will equal 91,775 shares of common stock immediately after this offering (or 105,346 shares of common stock if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsors will be able to sell their insider shares and private units freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any securities our sponsors, officers, directors, special advisors or their respective affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative EarlyBirdCapital, Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
EarlyBirdCapital, Inc.	5,900,000
Sidoti & Company, LLC	750,000
Aegis Capital Corp	250,000
I-Bankers Securities, Inc.	100,000
Total	7,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, common stock and warrants will be quoted on Nasdaq under the symbols “CAMBU,” “CAMB,” and “CAMBW,” respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.16 per unit and the dealers may reallow a concession not in excess of $0.01 per unit to other dealers.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the shares include:

•	the history of other similarly structured blank check companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	securities exchange listing requirements;

•	market demand;

•	expected liquidity of our securities; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 1,050,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$70,000,000	$80,500,000
Discount	$0.325	$2,275,000	$2,616,250
Proceeds before expenses(1)	$9.675	$67,725,000	$77,883,750

(1)	The offering expenses are estimated at $500,000.

No discounts or commissions will be paid on the sale of the private units.

Merger/Acquisition Fee

We have engaged EarlyBirdCapital as an investment banker to provide us with merger and acquisition services in connection with our initial business combination. Pursuant to this arrangement, we anticipate EarlyBirdCapital will assist us in negotiating and structuring the terms of our initial business combination, valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to 3.0% of the total gross proceeds raised in the offering (exclusive of any applicable finders’ fees which might become payable).

Private Units

EarlyBirdCapital has committed to purchase 35,000 private units for an aggregate purchase price of $350,000, or $10.00 per unit. EarlyBirdCapital has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us at a price of $10.00 per unit an additional number of private units (up to a maximum of 5,250 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in this offering is held in trust if the over-allotment option is exercised in full. The private units are identical to the units being sold in this offering except as described elsewhere in this prospectus. The private units and underlying shares of common stock and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the private units purchased by EarlyBirdCapital may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. EarlyBirdCapital has agreed that the private units it purchases will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the holders of private units, including EarlyBirdCapital, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110(f)(2)(H), the EarlyBird registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the private units and the underlying securities.

Purchase Option

We have agreed to sell to EarlyBirdCapital (and/or its designees), for $100, an option to purchase up to a total of 420,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,200,000) commencing on the later of the consummation of a business combination and one year from the date of this prospectus. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the date of this prospectus. The option and the 420,000 units, the 420,000 shares of common stock and the 420,000 warrants underlying such units, and the 420,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up following the effective date of this prospectus pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Reimbursement of Expenses

We will reimburse the underwriters for their expenses related to the offering up to an aggregate maximum expense allowance that will not exceed $45,000 for the costs of their “due diligence” expenses, including fees and expenses of underwriter counsel, commemorative deal lucites and any other costs incurred for this offering.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as our counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this offering. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Cambridge Capital Acquisition Corporation (a company in the development stage) as of October 8, 2013 and for the period from October 1, 2013 (inception) through October 8, 2013 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Cambridge Capital Acquisition Corporation (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the units we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov . You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Cambridge Capital Acquisition Corporation

We have audited the accompanying balance sheet of Cambridge Capital Acquisition Corporation (a company in the development stage) (the “Company”) as of October 8, 2013 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 1, 2013 (inception) through October 8, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cambridge Capital Acquisition Corporation (a company in the development stage), as of October 8, 2013, and the results of its operations and its cash flows for the period from October 1, 2013 (inception) through October 8, 2013 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of October 8, 2013 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
October 23, 2013

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage)

Balance Sheet
October 8, 2013

ASSETS

Current Asset — Cash and cash equivalents	$89,000
Deferred offering costs associated with proposed public offering	34,250
Total assets	$123,250

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Note payable to stockholder	$100,000
Total current liabilities	100,000

Commitments

Shareholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $.0001 par value; 40,000,000 shares authorized; 2,012,500 shares issued and outstanding(1)	201
Additional paid-in capital	24,799
Deficit accumulated during the Development Stage	(1,750)
Total Stockholders’ Equity	23,250

Total Liabilities and Stockholders’ Equity	$123,250

(1)	This number includes an aggregate of 262,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The Accompanying Notes are an Integral Part of these Financial Statements.

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage)

Statement of Operations
For The Period From October 1, 2013 (Inception) to October 8, 2013

Formation and operating costs	$1,750
Net Loss	$(1,750)

Weighted average shares outstanding, basic and diluted(1)	1,750,000

Basic and diluted net loss per common share	$(0.00)

(1)	This number excludes an aggregate of 262,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The Accompanying Notes are an Integral Part of these Financial Statements.

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage)

Statement of Changes in Stockholders’ Equity
For The Period From October 1, 2013 (Inception) to October 8, 2013

	Common Stock(1)
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Balance — October 1, 2013 (Inception)	—	$—	$—	$—	$—
Common stock issued at approximately $0.01 per share to initial stockholders on October 7, 2013	2,012,500	201	24,799	—	25,000
Net loss	—	—	—	(1,750)	(1,750)
Balance — October 8, 2013	2,012,500	$201	$24,799	$(1,750)	$23,250

(1)	This number includes an aggregate of 262,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

The Accompanying Notes are an Integral Part of these Financial Statements.

Cambridge Capital Acquisition Corporation
(A Company in the Development Stage)

Statement of Cash Flows
For The Period From October 1, 2013 (Inception) to October 8, 2013

Operating Activities
Net loss	$(1,750)
Net Cash Used in Operating Activities	(1,750)

Financing Activities
Proceeds from note payable to stockholder	100,000
Proceeds from issuance of common stock to initial stockholders	25,000
Payment of deferred offering costs	(34,250)

Net Cash Provided by Financing Activities	90,750
Net increase in cash and cash equivalents	89,000
Cash and cash equivalents — beginning	—
Cash and cash equivalents — ending	$89,000

The Accompanying Notes are an Integral Part of these Financial Statements.

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Cambridge Capital Acquisition Corporation (a company in the development stage) (the “Company”) was incorporated in Delaware on October 1, 2013 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry.

At October 8, 2013, the Company had not yet commenced any operations. All activity through October 8, 2013 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 7,000,000 units (or 8,050,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), at $10.00 per Unit which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of an aggregate of 427,500 units (the “Private Units”) (or 472,125 Private Units if the underwriters’ over-allotment option is exercised in full) at $10.00 per unit to the Company’s initial stockholders (collectively, the “Sponsors”) and the underwriters (the “Private Placement”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering and Private Placement, management has agreed that at least $10.15, or $10.10 if the over-allotment option is exercised in full, per Unit sold in the Proposed Public Offering, including the Private Placement, will be held in a trust account (“Trust Account”). The terms of the Proposed Public Offering, including the amount that will be held in the Trust Account, are set forth in a non-binding letter of intent that is merely a statement of intent and is subject to change and further negotiation between the parties and may be adjusted prior to the execution of the Underwriting Agreement (see Note 6). The funds to be held in the Trust Account will be invested in United States government treasury bills, notes or bonds having a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s executive officers will agree that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not held in trust will remain constant at approximately $450,000, or $800,000 if the over-allotment is exercised in full. In addition, (i) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (ii) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

The Company will seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and a majority of the outstanding shares of common stock of the Company voted are voted in favor of the Business Combination. In connection with any shareholder vote required to approve any Business Combination, the Sponsors will agree (i) to vote any of their respective shares, including the 2,012,500 shares of common stock sold to the Sponsors in connection with the organization of the Company (the “Sponsors’ Shares”), shares of common stock sold to Sponsors in connection with the Private Placement, and any shares of common stock which were initially issued in connection with the Proposed Public Offering, whether acquired in or after the effective date of the Proposed Public Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the closing of the Proposed Public Offering (or 24 months from the closing of the Proposed Public Offering if the Company has executed a definitive agreement for an initial Business Combination within 18 months from the closing of the Proposed Public Offering but have not completed the initial Business Combination within such 18-month period). If the Company has not completed a Business Combination by such date, the Company will, as promptly as possible but not more than ten business days thereafter, redeem from holders of the outstanding shares sold in the Proposed Public Offering (“Public Stockholders”) 100% of such shares for a pro rata portion of the funds held in the Trust Account and then seek to dissolve and liquidate. In the event of a liquidation, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be $10.15 per share (or $10.10 if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Fund not previously released to the Company). The Company’s Sponsors have agreed not to participate in such redemption, except to the extent that the Sponsors, at the time of such redemption, held shares of common stock which were issued in connection with the Proposed Public Offering.

Going Concern Consideration

At October 8, 2013, the Company had $89,000 in cash and a working capital deficit of $11,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period excluding common stock subject to forfeiture. Weighted average shares was reduced for the effect of an aggregate of 262,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 1, 2013, the evaluation was performed for the upcoming 2013 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 1, 2013 (inception) through October 8, 2013. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date which these financial statements were issued.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale 7,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 1,050,000 Units solely to cover over-allotments, if any, pursuant to a 45 day over-allotment option granted to the underwriter). Each Unit consists of one share of common stock in the Company and one Warrant to purchase one share of common stock of the Company (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50 upon the Company’s completion of its initial Business Combination and expiring five years from the effective date of the registration statement relating to the Proposed Public Offering. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. If a registration statement is not effective within a specified period following the consummation of a Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. In the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the Warrant exercise.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Note Payable to Stockholder — Related Party

The Company issued a $100,000 principal amount unsecured promissory note to Cambridge Capital LLC (“Affiliate”), an affiliate of the Company’s Chief Executive Officer. The note is non-interest bearing and payable on (i) October 2, 2014, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Note 6 — Commitments and Contingencies

The Company will enter into an agreement with the underwriters of the Proposed Public Offering (“Underwriting Agreement”). The terms of the Proposed Public Offering are set forth in a non-binding letter of intent that is merely a statement of intent and is subject to change and further negotiation between the parties and may be adjusted prior to the execution of the Underwriting Agreement. The Underwriting Agreement will require the Company to pay an underwriting discount of 3.25% of the gross proceeds of the Proposed Public Offering as an underwriting discount. The Company has further engaged the underwriter as an investment banker to provide the Company with merger and acquisition services in connection with its initial Business Combination. Pursuant to this arrangement, the Company anticipates that the underwriter will assist the Company in negotiating and structuring the terms of its initial Business Combination, valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. The Company will pay the underwriter a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.0% of the total gross proceeds raised in the Proposed Public Offering (exclusive of any applicable finders’ fees which might become payable).

Private Units

The Sponsors and the underwriter have committed to purchase 427,500 Private Units at $10.00 per unit. The Sponsors and the underwriter have also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from the Company at a price of $10.00 per Private Unit an additional 44,625 Private Units pro rata with the amount of the over-allotment option exercised so that at least $10.10 per share of common stock sold to the public in the Proposed Public Offering is held in the Trust Account if the over-allotment option is exercised in full.

The Private Units are identical to the Units sold in the Proposed Public Offering except the warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the holders of the Private Units have agreed (A) to vote the shares underlying their Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination, (C) not to convert any shares underlying the Private Units into the right to receive cash from the trust account in connection with a stockholder vote to approve an initial Business Combination or a vote to amend the provisions of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (D) that the shares underlying the Private Units shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial Business Combination.

Purchase Option

The Company has agreed to sell to the underwriter, for $100, a unit purchase option to purchase up to a total of 420,000 units exercisable at $10.00 per unit (or an aggregate exercise price of $4,200,000) commencing on the later of the consummation of a Business Combination and one year from the effective date of the registration statement relating to the Proposed Public Offering. The unit purchase option expires five years from the effective date of the registration statement relating to the Proposed Public Offering. The units issuable upon exercise of this option are identical to the Units being offered in the Proposed Public Offering. The Company has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of this Proposed Public Offering, including securities directly and indirectly issuable upon exercise of the unit purchase option.

The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,383,921 (or $3.30 per unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.43% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Office Space

The Company presently occupies office space provided by the Affiliate. Such Affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Public Offering.

Sponsor Registration Rights

The Sponsors will be entitled to registration rights with respect to their initial shares and the shares purchased in connection with the Private Placement, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Placement shares (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Sponsors have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 7 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of October 8, 2013, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $0.0001 per share.

In connection with the organization of the Company, on October 7, 2013, the Sponsors Shares, consisting of a total of 2,012,500 shares of the Company’s common stock were sold to the Sponsors at a price of approximately $0.01 per share for an aggregate of $25,000. This number includes an aggregate of 262,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Until January 11, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$70,000,000

Cambridge Capital Acquisition Corporation

7,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.
Sidoti & Company, LLC	Aegis Capital Corp	I-Bankers Securities, Inc.

December 17, 2013